Exhibit 107

Calculation of Filing Fee Table

FORM F-3

(Form Type)

OKYO PHARMA LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares, no par value	(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Other	Warrants	(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Other	Units(2)	(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal Shelf)	457(o)	(1)	(1)	$200,000,000 (1)	$0.00013810	$27,620
	Total Offering Amounts					$200,000,000 (1)		$27,620
	Total Fees Previously Paid							—
	Total Fee Offsets							-
	Net Fee Due							$27,620

(1)	An indeterminate number of securities or aggregate principal amount, as the case may be, of ordinary shares, such indeterminate number of warrants to purchase ordinary shares, and such indeterminate number of units (the “Universal Shelf Securities”), as shall have an aggregate initial offering price not to exceed $200,000,000. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of ordinary shares as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of ordinary shares or warrants, in any combination, which may or may not be separable from one another..